UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 300
Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue Bonds (as defined below) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as Trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a Loan Agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to be used to, among other things, acquire, construct and equip the Company’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.

The Bonds were offered in three series, including (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series 2020A Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series 2020B Bonds”); and (iii) Subordinated Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series 2020C Bonds” and, together with the Series 2020A Bonds and the Series 2020B Bonds, the “Bonds”).

All of the Bonds are Outstanding under the Indenture. PureCycle Technologies LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“PCT LLC”), purchased $246,750,000 in aggregate principal amount of Bonds Outstanding under the Indenture on March 5, 2024, of which $216,750,000 in aggregate principal amount are Series 2020A Bonds.

On May 7, 2024, PCT LLC and Pure Plastic LLC (“Pure Plastic”), a Delaware limited liability company, executed a bond purchase agreement (as subsequently amended and restated to reflect the appropriate denomination of bonds, the “Amended and Restated Bond Purchase Agreement”), whereby Pure Plastic purchased approximately $94.3 million in aggregate par amount of Bonds owned by PCT LLC (the “Purchased Bonds”), including (i) a portion of the Series 2020A Bonds, (ii) all of the Series 2020B Bonds, and (iii) all of the Series 2020C Bonds, at a purchase price of $800 per $1,000 principal amount of the Purchased Bonds. Affiliates of Pure Plastic are greater than 5% beneficial owners of the Company.

On May 10, 2024, Pure Plastic executed a Payoff and Release Letter (the “Payoff and Release Letter”), which memorialized extinguishment of the Company’s obligations under the $40 million term loan provided to the Company pursuant to the Term Loan Credit Agreement (“Term Loan Credit Agreement”) dated as of May 8, 2023, and subsequently amended, among the Guarantors (as defined therein) and Pure Plastic (as Lender, Administrative Agent, and Security Agent), which was scheduled to mature on December 31, 2025 (the “Term Loan Facility”).

The Company was also required to pay a 12% prepayment premium on the outstanding principal and interest paid in order to prepay the Term Loan Facility (the “Prepayment Premium”), plus certain expenses. The Company issued warrants (“Series B Warrants”) to Pure Plastic pursuant to the Series B Warrant Agreement to satisfy the Prepayment Premium (the “Series B Warrant Agreement”). The Series B Warrants entitle Pure Plastic to purchase approximately 3.1 million shares of the Company's Common Stock at a price of $11.50 per share any time after six months from the execution of the Series B Warrant Agreement. The Series B Warrants are expected to expire on December 1, 2030.

The Company is also party to a Revolving Credit Facility pursuant to a credit agreement (the "Revolving Credit Agreement") dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. and PCT LLC (the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and “Security Agent”). In conjunction with PCT LLC’s sale of approximately $94.3 million of Bonds, on May 10, 2024, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Limited Consent and Fifth Amendment to the Credit Agreement (“Limited Consent and Fifth Amendment to Credit Agreement”) to permit the Disposition of Bonds (as defined therein), as well as to provide certain administrative revisions to eliminate the Intecreditor Agreement (as defined therein) and references to the Term Loan Credit Agreement. The lenders and their affiliates are greater than 5% beneficial owners of the Company.

The foregoing descriptions of the Amended and Restated Bond Purchase Agreement, Payoff and Release Letter, Series B Warrant Agreement, and Limited Consent and Fifth Amendment to Credit Agreement are not complete and are qualified in their entirety by reference to the full text of the Amended and Restated Bond Purchase Agreement, Payoff and Release Letter, Series B Warrant Agreement, and Limited Consent and Fifth Amendment to Credit Agreement, which are attached hereto as Exhibit 10.1 through 10.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated here by reference. Upon the occurrence of an Event of Default (as defined in the Indenture), the amount outstanding under the Bonds may be accelerated.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated here by reference. The Company offered and sold the Series B Warrants to Pure Plastic in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder. Pure Plastic represented that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that it acquired the securities for investment purposes, and not with a current view to, or for resale in connection with, any distribution, resale, pledging, fractionalization, subdivision or other disposition thereof. The securities are not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on Wednesday, May 8, 2024, during which the following matters were submitted to a vote of the shareholders, with voting results listed below. The proposals related to each matter are described in detail in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 28, 2024 (the “Proxy Statement”).

Proposal 1 – Elect the seven directors recommended by the Company’s Nominating and Corporate Governance Committee, approved by the Company’s Board of Directors, and named in the Proxy Statement:

Name of Nominee	Votes For	Votes Against	Abstain	Broker Non Vote
Steven Bouck	91,254,377.42	222,691	141,005	29,566,931
Tanya Burnell	71,913,870.42	19,572,968	131,235	29,566,931
Daniel Coombs	89,764,998.42	1,712,252	140,823	29,566,931
Jeffrey Fieler	83,302,110.42	8,173,524	142,399	29,566,931
Allen Jacoby	80,068,218.42	11,281,162	268,693	29,566,931
Fernando Musa	71,391,539.42	20,083,169	143,365	29,566,931
Dustin Olson	71,602,305.42	19,947,991	67,777	29,566,931

Proposal 2 – Ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstain	Broker Non Vote
120,793,638.42	265,731	125,635	0

Proposal 3 – Approve, on an advisory basis, the Company’s named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non Vote
70,981,884.42	20,262,151	374,038	29,566,931

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Bond Purchase Agreement dated May 7, 2024 by and between PureCycle Technologies LLC and Pure Plastics, LLC†
10.2	Payoff and Release Letter, dated May 10, 2024†
10.3	Series B Warrant
10.4

Limited Consent and Fifth Amendment to Credit Agreement, dated as of May 10, 2024, among PureCycle Technologies, Inc. as the Borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent and Security Agent†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	May 13, 2024	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer